As filed with the Securities and Exchange Commission on June 6, 2001
Registration No. 2-67983

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 4
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

W.W. GRAINGER, INC.
(Exact Name of Registrant as Specified in its Charter)

Illinois (State or Other Jurisdiction of Incorporation or Organization)	36-1150280 (I.R.S. Employer Identification No.)
100 Grainger Parkway Lake Forest, Illinois (Address of Principal Executive Offices)	60045-5201 (Zip Code)

1975 Non-Qualified Stock Option Plan
as Amended and Restated
of W.W. Grainger, Inc.
(Full Title of the Plan)

John L. Howard
General Counsel
W.W. Grainger, Inc.
100 Grainger Parkway
Lake Forest, Illinois 60045-5201
(Name and Address of Agent For Service)

(847) 535-1000
(Telephone Number, Including Area Code, of Agent For Service)

In accordance with Rule 429 under the Securities Act of 1933, as amended, this Registration Statement also serves as Post-Effective Amendment No. 10 to Registration Statement No. 2-54995.

POST-EFFECTIVE AMENDMENT

        This post-effective amendment is being filed to terminate the W.W. Grainger, Inc. Registration Statements on Form S-8, Registration Nos. 2-67983 and 2-54995, originally filed with the Securities and Exchange Commission on June 3, 1980 and November 13, 1975, respectively, and to deregister securities thereunder. Issuances under these registration statements have ceased. Accordingly, the Registrant hereby deregisters all shares of common stock that remain unsold under the registration statements. As there are no securities being registered herein, the sole purpose being to deregister, the disclosure requirements under the Securities Act of 1933 and the requirements for exhibits under Regulation S-K Item 601 are inapplicable to this filing.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lake Forest, Illinois, as of the 4th day of June, 2001.

W.W. GRAINGER, INC.

By:      /s/ P. O. Loux
      P. O. Loux
      Senior Vice President, Finance
      and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below as of the 4th day of June, 2001, by the following persons in the capacities indicated.

               *                                           *
---------------------------------          --------------------------------
   R. L. Keyser                               David W. Grainger
   Chairman of the Board and                  Director
   Chief Executive Officer
   (Principal Executive Officer
   and a Director)

               *                                           *
---------------------------------          --------------------------------
   P. O. Loux                                 John W. McCarter, Jr.
   Senior Vice President, Finance             Director
   and Chief Financial Officer
   (Principal Financial Officer)

               *                                           *
---------------------------------          --------------------------------
   R. D. Pappano                              Neil S. Novich
   Vice President, Financial                  Director
   Reporting
   (Principal Accounting Officer)

               *                                           *
---------------------------------          --------------------------------
   Brian P. Anderson                          James D. Slavik
   Director                                   Director

               *                                           *
---------------------------------          --------------------------------
   Harold B. Smith                            Fred L. Turner
   Director                                   Director

               *                                           *
---------------------------------          --------------------------------
   Wilbur H. Gantz                            Janiece S. Webb
   Director                                   Director

* By:    /s/ John L. Howard
     ----------------------------
         John L. Howard
         Attorney-in-Fact

EXHIBIT INDEX

        Exhibit
        Number                       Description of Exhibit
_________________  _________________________________________________________

         24        Power of Attorney